Endurance Specialty Holdings Ltd.

3rd Quarter, 2006

Forward Looking Statements

Overview

Our Purpose

To create exceptional value for our clients and shareholders by applying a disciplined and technical approach to the transfer of insurable risk and the management of capital

Our Strategy

Create a diversified portfolio of specialty lines that are individually profitable and have limited correlation

Create a diversified portfolio of specialty lines that are individually profitable and have limited correlation

Maintain deep expertise in each line of focus

Focus on high return on capital not revenue

Make use of state of the art analysis and technology

Maintain competitive and flexible expense structure consistent with our control and quality imperatives

Proactively manage capital

Endurance Strategy

The Endurance Edge

Active capital management

Active capital management

Shareholder ethos

Cost, efficiency and flexibility of capital structure

Resource allocation

Lean expense structure, consistent with quality and control

Underwriting/risk management

Technical approach

Proprietary risk tools

Proprietary data

Actuaries, risk modelers are involved at point of decision

Robust, common systems

The Endurance Edge

Culture

Culture

One Endurance

Teamwork

Accountability

Achievement

Integrity

Diversification

Short/Long tail

Insurance/Reinsurance

Geographic

Scope not scale

The Endurance Edge

Specialization

Specialization

Industry leading expertise

“Edge” in data, tools and technology

Value proposition to brokers/clients

Selection of best risks in each category

Contemporary view of trends, issues and opportunities

Franchise positions in diversified segments

Strong Executive Management Team

Executive Team has proven its ability to execute challenging strategies

Executive Team has proven its ability to execute challenging strategies

Underwriting & Risk Management

Philosophy – Business Model

Endurance was built in the aftermath of 9/11 to be an underwriter of volatile specialty risks – key to our business are the following beliefs:

Endurance was built in the aftermath of 9/11 to be an underwriter of volatile specialty risks – key to our business are the following beliefs:

Specialization

Specialization matters both to clients and to results. We focus primarily on business segments that reward specialized knowledge and relationships

People, knowledge and discipline

We hire people with a passion for the business, we invest in knowledge and technology to improve our products and we value discipline and teamwork

Portfolio management

Inception-To-Date Underwriting Results Are Profitable

Generated an inception-to-date underwriting profit and a combined ratio of 97.8%, despite experiencing 7 of the 10 costliest hurricanes in history during our first four years of operation

Generated an inception-to-date underwriting profit and a combined ratio of 97.8%, despite experiencing 7 of the 10 costliest hurricanes in history during our first four years of operation

Risk Exposures Adjusted to Changing Market Conditions

12 Mos. Ended 6/30/06 GPW = $1.79B [a]

Prior to deposit accounting adjustments

12 Mos. Ended 6/30/05 GPW = $1.83B [a]

U.S. Insurance

U.S. Insurance

Risk Review – Portfolio Expected Risk Curve



Endurance Underwriting Income Profile*
as of July 1, 2006
Stated objective is to limit our loss in a 1-in-100 year to 25% of our capital or less
Probability
1-in-500 Year $904 Mil Loss
1-in-250 Year $707 Mil Loss
1-in-100 Year $486 Mil Loss
1-in-50 Year $334 Mil Loss
1-in-25 Year $182 Mil Loss
1-in-10 Year $64 Mil Gain
Average Result $342 Mil Gain
Median Result $400 Mil Gain
-1,000
-750
-500
-250
0
250
500
750
Underwriting Income - $ Millions

- This chart represents a cumulative simulation analysis of our in-force underwriting portfolio and includes premiums earned plus investment income less losses, acquisition expenses and G&A expenses. This chart also includes the impact of the recent collateralized reinsurance and ILW purchases.
- This chart is based on the full implementation of RMS 6.0. Although our absolute exposures have been significantly reduced year over year, the model revisions and RMS 6.0 implementation have increased the probability of loss.
- Based on our business at July 1, 2006, we believe there is approximately a 92% chance of a profitable underwriting result and a mean expected result of a $342 million underwriting profit.
- We base our budget and forecasts off of the mean result, although the nature of the curve places the median result further to the right (i.e., more profitable).

* Changes in Endurance's underwriting portfolio, investment portfolio, risk control mechanisms, market conditions and other factors may cause our actual results to vary considerably from those indicated above. For a listing of risks related to Endurance, please see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2005.

14

Endurance

Financial Review

Key elements of financial strategy

Our Financial Performance Details

Prior to deposit accounting adjustments

Prior to deposit accounting adjustments

Our Results vs. Peers

Source: Company filings.

Source: Company filings.

32.6%

26.4%

22.6%

21.7%

20.6%

19.2%

19.0%

18.8%

18.3%

18.1%

18.0%

16.8%

16.6%

15.9%

15.0%

13.9%

11.0%

0.0%

5.0%

10.0%

15.0%

20.0%

25.0%

30.0%

35.0%

P

e

r

c

e

n

t

a

g

e

Renaissance Re

Axis

IPC

Platinum

Arch

Endurance

Partner Re

XL

Everest

Odyssey Re

Ace

Montpelier

Aspen

Transatlantic Re

Max Re

Swiss Re

White Mountains

Company

1st Half 2006 Annualized Return On Average Equity*

High 32.6%

Low 11.0%

Median 18.3%

Endurance: 19.2%

$, Millions

$, Millions

$1,410 $1,748 $2,254 $2,320 $2,384

$192.0 $103.0 $391.3 $447.1 $447.1

$102.4 $345.3 $650.1 $364.4 $494.1

$1,115.1 $1,299.6 $1,212.4 $1,308.2 $1,242.4

$200.0 $200.0

2003 2004 2005 6/30/2006

Debt

Preferred equity

Retained earnings

Common share capital

2005 capital raising achieved with less than 10% dilution to existing shareholders

$100 $41 $142 $114 $43

$100 $20 $50 $62 $33

$21 $92 $52 $10

2003 2004 2005 1ST Half 2006

Dividends

Repurchases

Endurance

19

Capital Management In Action

Capital Returned to Shareholders

Strong and Flexible Capital Structure

Strong Financial Performance in Volatile Periods

Net Income (Loss) ($M) and

Net Income (Loss) ($M) and

Diluted Book Value Per Common Share

2003

2004

2005

Dividends per share

$0.32

$0.81

$1.00

$ -

1st Half

1st Half

$0.50

2002

2002

2003

2004

2005

6/30/2006

Investment Results Remain Strong

Net Investment Income – Dollars and Dollars/Share

Investment Return on Equity*

* Investment return on equity is calculated as the portfolio yield times investment leverage and is annualized for interim periods.

Over 60% Of Our Reserves Are IBNR

Achieving Our Targets

Operating Assumptions

Operating Assumptions

2.9:1.0 Investment Leverage at 4.25% yield

0.9:1.0 Operating Leverage

ROE = 9.6%

ROE = 18.6%

ROE = 23.1%

ROE = 17.0%

ROE from Underwriting Activity

ROE from Investing Activity

Financing Costs

* The Return on Equity Sensitivity Analysis is purely illustrative and should not be construed

* The Return on Equity Sensitivity Analysis is purely illustrative and should not be construed

Return On Equity Sensitivity Analysis*

2.7%

2.7%

2.7%

2.7%

12.3%

7.4%

9.0%

13.5%

12.3%

12.3%

12.3%

100%

100%

Combined

91.8%

91.8%

Combined

90%

90%

Combined

85%

85%

Combined

Conclusion

Conclusion

Built strong, technical, underwriting based culture that is focused on profit, not revenue

Built strong, technical, underwriting based culture that is focused on profit, not revenue

Created robust controls, systems, and infrastructure

World class management team that thinks like shareholders

Value enhancement through capital management

Goal is to generate 15%+ return on equity throughout the cycle

Demonstrated ability to create shareholder value with significant future upside, in spite of extreme frequency and severity of recent natural catastrophes